Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Solar Energy Initiatives, Inc.’s 2010 Incentive Stock Plan, with respect to our audit of the financial statements of Solar Energy Initiatives, Inc. included in its Annual Report on Form 10-K for the year ended July 31, 2009, filed with the Securities and Exchange Commission.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
July 12, 2010